Exhibit 23.2

                       [LETTERHEAD OF MALONE & BAILEY, PC]


             INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM CONSENT

We consent to the use in this Registration Statement of Tamandare Explorations Inc., on Form S-1 of our report dated March 19, 2008 for Tamandare Explorations Inc. We also consent to the reference to us under the heading "Experts" in the registration statement.


Malone & Bailey, PC
www.malone-bailey.com
Houston, Texas                                /s/ Malone & Bailey, PC
                                              -------------------------------

April 9, 2008